Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-160198 and No. 333-157905 and Forms S-8 No. 333-57354 and No. 333-145673 of Pennichuck Corporation of our reports dated March 4, 2011, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Pennichuck Corporation’s internal control over financial reporting, which appear in this Form 10-K.
/s/ ParenteBeard LLC
Reading, Pennsylvania
March 4, 2011

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